UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2026

Jaguar Health, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36714	46-2956775
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Pine Street Suite 400
San Francisco, California	94104
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (415) 371-8300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.0001 Per Share	JAGX	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Exchange Transactions

As previously disclosed, on May 19, 2026, Jaguar Health, Inc. (the “Company”) sold and issued to Streeterville Capital, LLC (“Streeterville”) an aggregate of 408 shares of Series Q Perpetual Preferred Stock (the “Series Q Preferred Stock”) in two privately negotiated exchange transactions.

On May 26, 2026, the Company entered into a privately negotiated exchange agreement with Streeterville (the “First Exchange Agreement”), pursuant to which the Company issued 31,958 shares (the “First Exchange Shares”) of the Company’s common stock, par value $0.0001 (the “Common Stock”) to Streeterville in exchange for an aggregate of 3.72 outstanding shares of Series Q Preferred Stock held by Streeterville (the “First Exchanged Preferred Shares”). Upon completion of such exchange, the First Exchanged Preferred Shares were cancelled and retired.

On June 1, 2026, the Company entered into another privately negotiated exchange agreement with Streeterville (the “Second Exchange Agreement”), pursuant to which the Company issued 32,710 shares (the “Second Exchange Shares”) of Common Stock to Streeterville in exchange for an aggregate of 4.2 outstanding shares of Series Q Preferred Stock held by Streeterville (the “Second Exchanged Preferred Shares”). Upon completion of such exchange, the Second Exchanged Preferred Shares were cancelled and retired.

Both the First Exchange Agreement and the Second Exchange Agreement (collectively, the “Exchange Agreements”) include representations, warranties, and covenants customary for a transaction of this type.

The foregoing description of the Exchange Agreements does not purport to be complete and is qualified in their entirety by the Exchange Agreements, copies of which are filed herewith as Exhibits 10.1 and 10.2 and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02 in its entirety. The First Exchange Shares and Second Exchange Shares were issued in reliance on the exemption from registration provided under Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”).

Item 8.01	Other Events.

On June 2, 2026, the Company reconvened its 2026 Annual Meeting of Stockholders (the “Annual Meeting”) that was adjourned on May 22, 2026. At the Annual Meeting, the Company announced that since it filed on May 29, 2026 a supplement (the “Supplement”) to the definitive proxy statement of the Annual Meeting on Schedule 14A, originally filed with the Securities and Exchange Commission (the “SEC”) on April 30, 2026 (as amended and supplemented, the “Proxy Statement”), to provide additional information to the stockholders regarding certain proposals in the Proxy Statement, the Company decided to further adjourn the Annual Meeting until Monday, June 8, 2026 at 8:30 a.m. Pacific Time to ensure that the stockholders have sufficient time to review and consider such additional information before voting. At that time, the Annual Meeting will be reconvened at the Company’s offices at 200 Pine Street, Suite 400, San Francisco, CA 94104.

The record date for the Annual Meeting remains April 15, 2026. Stockholders of the Company who have previously submitted their proxy or otherwise voted and who do not want to change their vote do not need to take any action.

The Company strongly encourages all of its stockholders to read the Company’s Proxy Statement, the Supplement, and other proxy materials relating to the Annual Meeting, which are available free of charge on the SEC’s website at www.sec.gov.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Streeterville Exchange Agreement, dated May 26, 2026

10.2	Streeterville Exchange Agreement, dated June 1, 2026

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAGUAR HEALTH, INC.

Date: June 2, 2026	By:	/s/ Lisa A. Conte
Lisa A. Conte Chief Executive Officer & President